Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SCHOOL4CHAUFFEURS, INC.", CHANGING ITS NAME FROM "SCHOOL4CHAUFFEURS, INC." TO "POWRTEC INTERNATIONAL CORP.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF MAY, A.D. 2010, AT 6:49 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

4144269 8100

100545974

AUTHENTICATION: 8008172

DATE: 05-21-10

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:49 PM 05/20/2010
FILED 06:49 PM 05/20/2010
SRV 100545974 - 4144269 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SCHOOL4CHAUFFEURS, INC.

School4Chauffeurs, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

1. That the name of the Corporation is School4Chauffeurs, Inc.

2. That this amendment to the Amended Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the Corporation's board of directors (the "Board") and by a majority of the Corporation's stockholders by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware.

3. The Corporation's amended Certificate of Incorporation (the "Certificate") is amended as follows:

A. By deleting Article 1 thereof in its entirety and substituting, in lieu of said Article 1, the following new Article 1:

The name of the corporation is POWRtec International Corp. (the "Corporation").

B. The first paragraph of Article 4 of the Certificate is amended to increase the authorized stock as follows:

The Corporation shall have the authority to issue an aggregate of 300,000,000 shares of common stock, each with a par value of $.001 per share of common stock (the "Common Stock"), and an aggregate of 5,000,000 shares of preferred stock, each with a par value of S001 per share, undesignated as to the terms and preferences (the "Preferred Stock").

C. Article 4 of the Certificate is further amended by adding the following as Section 7 of Article 4:

7. Forward Stock Split. Upon the filing of this Amendment to the corporation's Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time") each outstanding share of Common Stock of the corporation (the "Old Common Stock") shall be split up and converted into forty (40) shares of Common Stock (the "New Common Stock"). This stock split of the outstanding shares of Common Stock shall not affect the total number of shares of Common Stock that the Company is authorized to issue, which shall remain as set forth in the first sentence of this Article 4.

The forward split of the Old Common Stock effected by the foregoing paragraph shall be referred to herein as the "Forward Split." The Forward Split shall occur and become payable upon are surrendered for cancellation of such certificates representing the Old Common Stock held by a holder prior to the Forward Split by either the corporation or its transfer agent, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificates. Every share number, dollar amount and other provision contained in this Certificate of Incorporation has been adjusted for the Forward Split, and there shall be no further adjustments made to such share numbers, dollar amounts or other provisions, except in the case of any stock splits, stock dividends, reclassifications and the like occurring after the Effective Time. Any fractional interest in a share of New Common Stock shall be rounded up to the nearest whole number. All references to "Common Stock" in this Certificate of Incorporation shall be to the New Common Stock.

4. The forgoing amendments to the Amended Certificate of Incorporation herein certified have been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Grant Jasmin, its Chief Executive Officer, this 12 day of May, 2010.

SCHOOL CHAUFFEURS, INC.

By: Grant Jasmin
Its: Chief Executive Officer and Director